Exhibit (h)(3)

AMENDMENT NO. 2

TO ADMINISTRATIVE SERVICES AGREEMENT

(Thrivent Mutual Funds)

Thrivent Asset Management, LLC (“TAM”) and Thrivent Mutual Funds (“TMF”) hereby agree that, effective August 31, 2012, the “Thrivent Partner Emerging Markets Equity Fund” shall be deemed a “Fund” under the terms of the Administrative Services Agreement, dated January 1, 2009, between TAM and TMF.

A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ Russell W. Swansen
Russell W. Swansen, President

THRIVENT ASSET MANAGEMENT, LLC

By	/s/ Russell W. Swansen
Russell W. Swansen, President

EXHIBIT A

(Effective August 31, 2012)

1. Thrivent Aggressive Allocation Fund

2. Thrivent Moderately Aggressive Allocation Fund

3. Thrivent Moderate Allocation Fund

4. Thrivent Moderately Conservative Allocation Fund

5. Thrivent Natural Resources Fund

6. Thrivent Partner Small Cap Growth Fund

7. Thrivent Partner Small Cap Value Fund

8. Thrivent Small Cap Stock Fund

9. Thrivent Mid Cap Growth Fund

10. Thrivent Partner Mid Cap Value Fund

11. Thrivent Mid Cap Stock Fund

12. Thrivent Partner Worldwide Allocation Fund

13. Thrivent Large Cap Growth Fund

14. Thrivent Large Cap Value Fund

15. Thrivent Large Cap Stock Fund

16. Thrivent Partner Emerging Markets Equity Fund

17. Thrivent Equity Income Plus Fund

18. Thrivent Balanced Fund

19. Thrivent High Yield Fund

20. Thrivent Diversified Income Plus Fund

21. Thrivent Municipal Bond Fund

22. Thrivent Income Fund

23. Thrivent Core Bond Fund

24. Thrivent Government Bond Fund

25. Thrivent Limited Maturity Bond Fund

26. Thrivent Money Market Fund